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                                                                   EXHIBIT 23.0

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders
United States Filter Corporation:

  We consent to incorporation by reference in the Registration Statements (No. 333-30783 and No. 333-45955) on Form S-8, the Registration Statements (No. 333-24465, No. 333-07759 and No. 333-45981) on Form S-3 and the Registration
Statements (No. 333-35189, No. 333-39711, No. 333-42463, No. 333-52487 and No.
333-52717) on Form S-4 of United States Filter Corporation of our report dated June 1, 1998, relating to the consolidated balance sheets of United States Filter Corporation as of March 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended March 31, 1998, which report appears in the March 31, 1998 Annual Report on Form 10-K of United States Filter Corporation.

                                          KPMG Peat Marwick LLP
Orange County, California
June 26, 1998